Exhibit 99.6

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS OF

RAY MAPLE INC.

This Charter outlines the purpose, composition and responsibilities of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Ray Maple Inc., a Cayman Islands company (the “Company”).

I. PURPOSE

The Committee has been established to: (a) represent and assist the Board in its oversight responsibilities regarding the Company’s accounting and financial reporting processes, the audits of the Company’s financial statements, including the integrity of the financial statements, and the independent auditors’ qualifications and independence; (b) retain and terminate the Company’s independent auditors; (c) approve in advance all audit and permissible non-audit services to be performed by the independent auditors; (d) approve related person transactions; and (e) perform such other functions as the Board may from time to time assign to the Committee.

II. COMPOSITION

The Committee shall be composed of at least three members (including a Chairperson), all of whom shall be “independent,” as such term is defined for directors and audit committee members in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the applicable rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) and the listing standards of The Nasdaq Stock Market LLC (“Nasdaq”), in each case as determined by the Board and subject to any exemptions, accommodations and phase-in periods available to the Company as a foreign private issuer under Rule 10A-3 and the applicable Nasdaq listing standards. Consistent with the phase-in schedule available to a company listing in connection with its initial public offering, the Committee may be composed of one independent member at the time of listing, a majority of independent members within 90 days of the effective date of the Company’s registration statement and all independent members within one year of the effective date of the Company’s registration statement. The members of the Committee and the Chairperson shall be selected annually by the Board and serve at the pleasure of the Board. A Committee member (including the Chairperson) may be removed at any time, with or without cause, by the Board. All members of the Committee shall be able to read and understand financial statements at the time of their appointment and at least one member of the Committee shall qualify as an “audit committee financial expert” as such term is defined in the rules and regulations of the SEC, as determined by the Board. To the extent the Company does not have an audit committee financial expert, it may disclose that fact, and the reasons therefor, in its annual report on Form 20-F in accordance with Item 16A of Form 20-F. In addition, no Committee member may have participated in the preparation of the financial statements of the Company or any of the Company’s current subsidiaries at any time during the past three years. The Chairperson shall maintain regular communication with the Company’s Chief Executive Officer, Chief Financial Officer and the lead partner of the independent auditors. The Committee shall have authority to delegate responsibilities listed herein to subcommittees of the Committee if the Committee determines such delegation would be in the best interest of the Company.

III. MEETING REQUIREMENTS

The Committee shall meet as necessary to enable it to fulfill its responsibilities but at least quarterly. A majority of the members, but not less than two members, shall constitute a quorum. The Committee shall act on the affirmative vote of a majority of the members present at a meeting at which a quorum is present. Without a meeting, the Committee may act by unanimous written consent of all members.

The Committee may ask members of management, employees, outside counsel, the independent auditors, or others whose advice and counsel are relevant to the issues then being considered by the Committee, to attend any meetings and to provide such pertinent information as the Committee may request.

The Chairperson of the Committee shall be responsible for leadership of the Committee, including preparing the agenda, presiding over Committee meetings, making Committee assignments, reporting on the Committee’s activities to the Board and being the lead liaison between the Committee and the Company’s management and independent auditors.

As part of its responsibility to foster free and open communication, the Committee shall meet periodically in separate executive sessions with the independent auditors, and may also meet in separate executive sessions with such other individuals as the Committee chooses, including the principal internal auditor and/or the Company’s General Counsel or senior legal officer, if any.

IV. COMMITTEE RESPONSIBILITIES

In carrying out its oversight responsibilities, the Committee’s policies and procedures should remain flexible to enable the Committee to react to changes in circumstances. In addition to such other duties as the Board may from time to time assign, the Committee shall have the following responsibilities:

A. Oversight of the Financial Reporting Processes

1.	Review and discuss with the independent auditors the matters required to be discussed by the independent auditors under Auditing Standard No. 1301 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) and amended from time to time, or any successor standard, rule or regulation.

2.	Discuss with management and legal counsel the status of pending litigation, taxation matters, compliance policies and other areas that may materially impact the Company’s financial statements or accounting policies.

3.	Review with management and the independent auditors the effect of regulatory and accounting initiatives, as well as any off-balance sheet structures, on the Company’s financial statements.

B. Review of Documents and Reports

1.	Review and discuss with management and the independent auditors the Company’s annual audited financial statements and interim financial statements furnished to the SEC on Form 6-K (including disclosures under the section entitled Operating and Financial Review and Prospects (Item 5 of Form 20-F) and any report by the independent auditors related to the financial statements).

2.	Based on the review, the Committee shall make its recommendation to the Board as to the inclusion of the Company’s audited consolidated financial statements in the Company’s annual report on Form 20-F.

3.	Review and discuss earnings press releases with management and the independent auditors.

C. Independent Auditors Matters

1.	Be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditors. In this regard, the Committee shall appoint and retain, and, to the extent required by applicable law or the Company’s Memorandum and Articles of Association, submit the appointment for ratification or approval by the Company’s shareholders, compensate, and evaluate the independent auditors and terminate the independent auditors when circumstances warrant. The independent auditors shall report directly to the Committee.

2.	Evaluate, on an annual basis, the independent auditors’ qualifications, performance and independence, including the experience and qualifications of the senior members of the audit team. In doing its evaluation, the Committee shall consider all professional services rendered by the independent auditors and its affiliates. Consistent with the rules of the PCAOB, the Committee shall obtain and review a report by the independent auditors describing any relationships between the independent auditors, and the Company or individuals in financial reporting oversight roles at the Company, that may reasonably be thought to bear on the independent auditors’ independence and discuss with the independent auditors the potential effects of any such relationships on independence.

3.	Approve, in advance, all audit and permissible non-audit services to be provided by the independent auditors, and establish policies and procedures for the preapproval of audit and permissible non-audit services to be provided by the independent auditors.

4.	The Committee shall oversee the regular rotation of the lead audit partner and audit review partner as required by law and consider whether there should be a periodic rotation of the Company’s independent auditors.

5.	As appropriate, review and approve the hiring of employees or former employees of the independent auditors.

D. Internal Controls and Disclosure Controls

1.	Review and discuss the adequacy and effectiveness of the Company’s internal controls, including periodically receiving reports from the Company’s independent auditors and Chief Executive Officer and Chief Financial Officer regarding the Company’s system of internal controls.

2.	Review and discuss the adequacy and effectiveness of the Company’s disclosure controls and procedures, including periodically receiving reports from management regarding the Company’s disclosure controls and procedures.

3.	Establish and oversee procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

E. Internal Audit (if applicable)

1.	Review and discuss with the principal internal auditor of the Company the results of the internal audit.

2.	Annually review and discuss with the principal internal auditor of the Company the annual internal audit plan and the adequacy of internal audit resources, and the performance and effectiveness of the internal audit function.

3.	Review and concur in the appointment, and dismissal when appropriate, of the principal internal auditor, and the compensation of the principal internal auditor.

F. Other Responsibilities

1.	Review and approve “related person transactions” as such term is defined in the rules and regulations of the SEC.

2.	Review and discuss the Company’s practices with respect to risk assessment and risk management.

3.	Annually evaluate the adequacy of the Committee’s charter.

V. ADVISORS TO THE COMMITTEE

The Committee may retain, at the Company’s expense, legal, accounting or other advisors, as it deems necessary to carry out its duties, and shall receive appropriate funding, as determined by the Committee, from the Company for payment of compensation to any such advisors and for the payment of ordinary administrative expenses that are necessary or appropriate in carrying out the Committee’s duties. The Committee shall have sole authority to retain and terminate any such advisors, including the sole authority to negotiate and approve reasonable fees and retention terms of such advisors. The Committee shall comply with the Company’s then-current level review of contracts and budget procedures.

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